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                                                                   Exhibit 10.11

                       EMPLOYMENT AGREEMENT OF MYRON CALOF


                  AGREEMENT made as of this 1st day of June, 1998 by and between Norton Motors International Inc., a Minnesota corporation, with offices at 14252 23rd Avenue North, Plymouth, Minnesota 52447- 4910 (hereinafter called the "Company") and Myron Calof, residing at c/o the Aquilini Investment Group, 2145 West 13th Avenue Vancouver, BC Canada V6K252 (hereinafter called "Executive").

                              W I T N E S S E T H :

                  WHEREAS, the Company desires to employ Executive and Executive is willing to undertake such employment on the terms and subject to the conditions hereinafter set forth; and

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1. Employment. For the period commencing on the date hereof and ending on the first anniversary of the date hereof, unless extended by written agreement between the Company and Executive, the Company hereby employs Executive to render the services as Chief Executive Officer of the Company to perform such duties on behalf of the Company as the Board of Directors of the Company may from time to time determine consistent with his position with the Company.

                  2. Duties. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, except as may otherwise be approved in advance by the Board of Directors of the Company or permitted below, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, Executive shall devote such time, attention, knowledge and skills throughout the Employment Term (as defined below) to the performance of the services required of him hereunder in furtherance of the business of the Company. Executive shall render his services to the Company during the Employment Term and shall use his best efforts, judgment and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of his position and his other obligations. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Company shall from time to time establish. Notwithstanding the foregoing, Executive is an Executive Vice President for Aquilini Investment Group and will continue to hold such position and perform the duties of such position during the Employment Term.


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                  3. Term.  Executive shall be employed for the period set forth in Section 1 unless his employment is earlier terminated pursuant to the provisions of Section 7 hereof (the "Employment Term").

                  4. Compensation. As full compensation for his services hereunder, the Company shall pay to Executive $1.00 and shall issue to Executive options to purchase 100,000 shares of Common Stock of the Company, immediately exercisable, at an exercise price of $4.00 per share, which options shall terminate on the fifth anniversary of the date hereof.

                  The payment of any salary or commissions hereunder shall be subject to income tax, social security and other applicable withholdings as well as such deductions as may be required under the Company's employee benefit plans.

                  5. Benefits. During the Employment Term, Executive shall be:

                           (a)      eligible to participate in any medical and
health plans or other employee welfare benefit plans that may be provided by the Company for its employees generally in accordance with the provisions of any such plans, as the same may be in effect on and after the date hereof, provided that Executive shall be provided with health insurance for him and his family substantially equivalent to that which is currently in place; and

                           (b)      entitled to reimbursement for all reasonable
and necessary out-of-pocket business expenses and telephone usage, incurred by Executive in the performance of his duties hereunder on behalf of the Company.

                  Except  as  specifically  provided  herein,   Executive  shall
receive no other benefits or other compensation.

                  6. Non-Competition Non-Disclosure. Executive hereby covenants, agrees and acknowledges as follows:

                           (a)     In partial consideration of the consideration
paid under this Employment Agreement, including but limited to, the benefits outlined above, Executive agrees that during the Employment Term and for a period of 12 months thereafter, he shall not, either personally or through an employer, firm, agent, servant, employee, partner, shareholder, representative, affiliate or any other entity:

                           (i) Deliver products or services or attempt to deliver products or services which are of the same type or nature as those which Executive provided or offered, during his employment under this Employment Agreement, to any

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                                    customer   of   the   Company,   except   as
                                    specifically provided herein,  without prior
                                    written   consent   of  the   Company.   The
                                    Company's  products  and  services  shall be
                                    defined for these  purposes to include those
                                    products and services offered by the Company
                                    during   Executive's   employment  with  the
                                    Company and for a period of 12 months following the termination of the Executive's employment with the Company.

                           (ii) Employ or offer to employ any individual employed by the Company within the four (4) months proceeding the termination of Executive's employment or request, advise, or entice any such individual to leave the employment of the Company.

                           (b)

                           (i) Executive agrees that any information related to the business of the Company, or
                                    of   any  of  the   Company's   clients   or
                                    customers,  which is acquired  by  Executive
                                    during his employment by the Company,  shall
                                    be regarded as  confidential  and solely for
                                    the  proprietary  benefit  of  the  Company.
                                    Executive  shall not, except as is necessary
                                    in  the   ordinary   course  of   conducting
                                    business   for   the   Company,   use   such
                                    information for himself or disclose such information to any other person or entity directly or indirectly, either during the Employment Term, or any time thereafter, unless he obtains the prior written approval of the Company.

                           (ii) Executive shall not remove any records or documents from the premises of the Company or the Company's clients or customers in either original, duplicate, or copied form, except as is necessary in the ordinary
                                    course  of   conducting   business  for  the
                                    Company and  subject to the  approval of the
                                    Company's   management   person   with   the
                                    authority   to  act   upon   such   matters.
                                    Executive shall immediately deliver to the Company, upon termination of his employment with the Company, or at any other time upon the Company's request, any such records or documentation in Executive's possession or control.


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                           (c)     Executive further agrees that in the event he
breaches any of the covenants contained in this Section 6, irreparable harm will result to the Company, that the Company's remedy at law will be inadequate, and that the Company will be entitled to an injunction to restrain any continuing breach of this Employment Agreement by Executive, his partners, agents, servants, employees, or representatives, or any other persons or entities acting for or with him. The Company shall, without limitation, be entitled to damages, reasonable attorneys' fees, and any other costs and expenses incurred in connection with the enforcement of this Section 6, in addition to any other rights or remedies which the Company may have at law or in equity.

                  7. Early Termination. The Company may at any time terminate Executive for any of the following circumstances:

                  (a)      By mutual agreement of the Company and the Executive

                  (b)      Upon the death of the Executive;

                  (c) Upon the voluntary termination of this Agreement by the Company or the Executive.

         In the event the Employment Term is terminated by either the Company or Executive, the Company shall pay Executive all amounts accrued and unpaid pursuant to Section 4 through the date of such termination, and shall have no further obligation to Executive. Following any such termination hereunder, Executive shall retain all options granted to him under this Agreement.

                  8. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns.

                  9. Severability. Executive agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of Section 6 hereof is void or constitutes an unreasonable restriction against Executive, such provision shall not be rendered void but shall still apply to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances. If any part of this Agreement other than Section 6 is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.


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                  10. Waiver.  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                  11. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

                  12. Notice. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by certified mail, return receipt requested, postage and fees prepaid to the parties at their addresses set forth above. Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this Section 13. The date of the giving of any notice sent by mail shall be the date of the posting of the mail.

                  13. Choice of Law. This Agreement and the legal relations between the parties hereto shall be governed by and in accordance with the laws of the State of Minnesota, without regard to principles of conflicts of law.

                  14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


                                             NORTON MOTORS INTERNATIONAL INC., a
                                             Minnesota corporation


                                             By:
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